Exhibit 3.9

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:38 PM 05/11/2007
FILED 03:38 PM 05/11/2007
SRV 070554132 – 2977910 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

MCKECHNIE INVESTMENTS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

McKechnie Investments, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST: The name of the corporation is McKechnie Aerospace Investments, Inc. (hereinafter the “Corporation”).

SECOND: The foregoing amendment was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of May, 2007.

MCKECHNIE INVESTMENTS, INC.

By:	/s/ James M. Slattery
Name: James M. Slattery
Title: Vice President

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